ADDENDUM NO. 4

This Addendum No. 4, effective as of February 4, 2010, by and between Universal Insurance Holdings, Inc. (hereinafter the “Company”), and Sean P. Downes (“Employee”), modifies and amends the existing employment agreement (“Agreement”) and adopts all prior Addenda thereto (“Prior Addenda”) between the Company and the Employee, and amends provisions of the Agreement and the Addenda only in respect of the matters set forth herein, and otherwise the Agreement and Prior Addenda remain in full force and effect as if this Addendum No. 3 had not been executed:
I.           In respect of “Article 2.” of the Agreement entitled “Term,” the “Expiration Date” defined therein is hereby modified and changed to December 31, 2013.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, this Addendum No. 4 has been signed and executed on February 4, 2010.

UNIVERSAL INSURANCE HOLDINGS, INC.

By: /s/ Bradley I. Meier

Name: /s/ Sean P. Downes
            Sean P. Downes - Employee

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